Exhibit 99.1

Sutro Biopharma Reports Full Year 2018 Financial Results

and Recent Business Highlights and Developments

STRO-001 Ongoing Phase 1 Trial in Myeloma and Lymphoma with Initial Safety Data Expected Mid-2019

STRO-002 Phase 1 Clinical Trial Initiated in Ovarian and Endometrial Cancers

SOUTH SAN FRANCISCO, Calif., April 1, 2019 – Sutro Biopharma, Inc. (NASDAQ: STRO), a clinical-stage drug discovery, development and manufacturing company focused on the application of precise protein engineering and rational design to create next-generation oncology therapeutics, today reported its financial results for the year ended December 31, 2018.

“This last year was a landmark one for Sutro. Our initial clinical trial for our first internal program, STRO-001 for the treatment of patients with multiple myeloma and non-Hodgkin’s lymphoma, commenced in April 2018.  Importantly, we also advanced our second clinical program, STRO-002 for the treatment of ovarian and endometrial cancers, to its clinical trial initiation in March 2019.  On the business front, we entered a significant collaboration with Merck and completed our IPO in the second half of 2018,” said Bill Newell, Sutro’s Chief Executive Officer. “In 2019, we look forward to the continued advancement of our internal programs, while working with our partners on progressing the collaboration product candidates.”

Recent Business Highlights and Developments

STRO-001 Clinical Program

•	Potential first-in-class and best-in-class antibody-drug conjugate (ADC) directed against CD74, which is highly expressed in many B cell malignancies
•

Phase 1 dose-escalation, with dose expansion, clinical trial enrolling patients with multiple myeloma and non-Hodgkin’s lymphoma, with initial safety data expected to be presented at the European Hematology Association Congress in June 2019 and initial efficacy data expected by year end 2019

•	STRO-001 granted Orphan Drug Designation by the U.S. Food and Drug Administration (FDA) for the treatment of multiple myeloma

STRO-002 Clinical Program

•	Potential best-in-class ADC directed against folate receptor-alpha, which is highly expressed in ovarian cancer
•	Phase 1 dose-escalation, with dose expansion, clinical trial enrolling women with advanced ovarian and endometrial cancers, with initial safety data expected by year end 2019

Corporate Highlights

•	Collaboration and licensing agreement with Merck signed in July 2018 to discover and develop novel immune-modulating therapies for cancer and autoimmune disorders
•

Initial public offering (IPO) that closed on October 1, 2018, provided Sutro with gross proceeds of $85.0 million, before deducting underwriting discounts and commissions and offering expenses. Additionally, Sutro received proceeds of $10.0 million from Merck in a private placement of common stock concurrent with the IPO

Full Year 2018 Financial Highlights

Cash, Cash Equivalents and Marketable Securities

As of December 31, 2018, Sutro had cash, cash equivalents and marketable securities of $204.5 million.

Revenue

Revenue was $38.4 million for the year ended December 31, 2018, which included collaboration revenue of $32.4 million recognized primarily from Celgene, Merck and EMD Serono, in addition to other revenue of $6.0 million. During the third and fourth quarters of 2018, Sutro began recording revenue from Merck, primarily from the $60.0 million upfront payment received by Sutro under the July 2018 collaboration and licensing agreement, which revenue will be recognized over multiple years. Future collaboration revenue from Celgene, Merck and EMD Serono, and from any future collaboration partners, will fluctuate as a result of the amount and timing of revenue recognition of upfront, milestones and other collaboration agreement payments.

Operating Expenses

Total operating expenses for the year ended December 31, 2018, were $75.6 million compared with $71.0 million for the same period in 2017, including non-cash stock-based compensation of $2.9 million and $1.4 million, and depreciation and amortization expense of $4.5 million and $5.0 million, in the year 2018 and 2017, respectively.  Total operating expenses for the year 2018 were comprised of research and development expenses of $54.3 million and general and administrative expenses of $21.4 million, with both expense types expected to increase in 2019 as Sutro’s internal product candidates advance in clinical development and additional general and administrative expenses are incurred as a public company following its IPO that closed on October 1, 2018.

Net Loss Per Share Calculation

Sutro financial statements following September 30, 2018, including share and per share amounts, give effect to common stock shares issued in the IPO and the Merck concurrent private placement, and common stock from the conversions of Sutro’s previously outstanding redeemable convertible preferred stock, as these transactions were completed on October 1, 2018.

About Sutro Biopharma

Sutro Biopharma, Inc., located in South San Francisco, is a clinical-stage drug discovery, development and manufacturing company. Using precise protein engineering and rational design, Sutro is advancing next-generation oncology therapeutics.

Sutro’s proprietary and integrated cell-free protein synthesis and site-specific conjugation platform, XpressCF+™, led to the discovery of STRO-001 and STRO-002, Sutro’s first two internally-developed antibody-drug conjugates, or ADCs. STRO-001 is a CD74 ADC currently being investigated in a Phase I study of patients with advanced B-cell malignancies, including multiple myeloma and non-Hodgkin’s lymphoma. STRO-001 was granted Orphan Drug Designation by the FDA for multiple myeloma in October 2018.  STRO-002 is an anti-folate receptor alpha (FoIRα) ADC, currently being investigated in a Phase I study of patients with ovarian and endometrial cancers. This is the second product candidate to be evaluated in clinical trials resulting from Sutro’s XpressCF™ technology platform.

Sutro is dedicated to transforming the lives of cancer patients by creating medicines with improved therapeutic profiles for areas of unmet need.

To date, Sutro has designed cytokine-based immuno-oncology therapies, antibody-drug conjugates, vaccines and bispecific antibodies primarily directed at clinically-validated targets for which the current standard of care is suboptimal.

Sutro’s platform allows it to accelerate discovery and development of potential first-in-class and best-in-class molecules through rapid and systematic evaluation of protein structure-activity relationships to create optimized homogeneous product candidates.

In addition to developing its own oncology pipeline, Sutro is collaborating with select pharmaceutical and biotech companies to discover and develop novel, next-generation therapeutics. As the pace of clinical development accelerates, Sutro and its partners are developing therapeutics designed to more efficiently kill tumors without harming healthy cells.

Follow Sutro on Twitter, @Sutrobio, and at www.sutrobio.com to learn more about our passion for changing the future of oncology.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, anticipated clinical development activities, potential benefits of the company’s product candidates and platform and anticipated financial trends. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, the company cannot guarantee future events, results, actions, levels of activity, performance or achievements, and the timing and results of biotechnology development and potential regulatory approval is inherently uncertain. Forward-looking statements are subject to risks and uncertainties that may cause the company's actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to the company's ability to advance its product candidates, obtain regulatory approval of and ultimately commercialize its product candidates, the timing and results of preclinical and clinical trials, the company's ability to fund development activities and achieve development goals, the company's ability to protect intellectual property and other risks and uncertainties described under the heading "Risk Factors" in documents the company files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release, and the company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

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Investor Contacts

John Graziano

Solebury Trout

+1 646-378-2942

jgraziano@soleburytrout.com

Xuan Yang

Solebury Trout

+1 646-378-2975

xyang@soleburytrout.com

Media Contacts

David Schull

Russo Partners

(212) 845-4271

david.schull@russopartnersllc.com

Scott Stachowiak

Russo Partners

(646) 942-563

(646) 300-3590 mobile

scott.stachowiak@russopartnersllc.com

Sutro Biopharma, Inc.

Selected Statements of Operations Financial Data

(Unaudited)

(In thousands, except share and per share amounts)

	Year Ended December 31,
	2018	2017
Revenue:
Collaboration revenue	$32,387	$51,741
Other revenue	6,032	-
Total revenue	38,419	51,741
Operating expenses
Research and development	54,262	54,639
General and administrative	21,380	16,374
Total operating expenses	75,642	71,013
Loss from operations	(37,223)	(19,272)
Interest income	1,616	273
Interest expense	(1,623)	(612)
Other income (expense), net	1,913	(77)
Net loss	$(35,317)	$(19,688)
Net loss per share, basic and diluted	$(6.13)	$(43.95)
Weighted-average shares used in computing net loss per share	5,758,875	447,946

Sutro Biopharma, Inc.

Selected Balance Sheet Financial Data

(Unaudited)

(In thousands, except share and per share amounts)

	December 31,
	2018	2017
	(1)	(2)
Assets
Cash, cash equivalents and marketable securities	$204,492	$22,020
Accounts receivable, net	2,489	1,624
Property and equipment, net	10,934	13,997
Other assets	5,224	3,128
Total assets	$223,139	$40,769
Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Deficit
Accounts payable and other liabilities	$10,703	$8,834
Deferred revenue	66,173	23,868
Debt	14,724	14,563
Total liabilities	91,600	47,265
Redeemable convertible preferred stock	-	102,505
Total stockholders’ equity (deficit)	131,539	(109,001)
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)	$223,139	$40,769

(1)

The condensed balance sheet as of December 31, 2018 was derived from the audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission on March 29, 2019.

(2)

The condensed balance sheet as of December 31, 2017 was derived from the audited financial statements included in the Company's registration statements on Form S-1, filed with the Securities and Exchange Commission on September 26, 2018.